Exhibit 4.1

[Form of Floating Rate Notes due 2019]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (“DTC”) TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC, OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No. R-	$
CUSIP No. 713448 DK1

PEPSICO, INC.

FLOATING RATE NOTE DUE 2019

PEPSICO, INC., a corporation in existence under the laws of the State of North Carolina (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $           on October 4, 2019, and to pay interest on said principal sum from October 6, 2016 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly in arrears on January 4, April 4, July 4 and October 4 of each year, commencing January 4, 2017 (each, an “Interest Payment Date”), at the rate determined in accordance with the provisions set forth on the reverse side hereof, until payment of the principal sum has been made or duly provided for. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such Interest Payment Date, which shall be the December 20, March 20, June 19 and September 19 (whether or not a New York Business Day (as defined below)) next preceding such Interest Payment Date. Any such interest that is payable but is not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not earlier than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in the Indenture.

Payment of the principal of and interest on this Note will be made at the Place of Payment in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that payments of interest may be made at the option of the Company by checks mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place. Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual or facsimile signature under its corporate seal or a facsimile thereof.

Dated: , 2016	PEPSICO, INC.

By:
		Name:	Hugh F. Johnston
		Title:	Authorized Officer

By:
		Name:	Kenneth Smith
		Title:	Authorized Officer

[seal]

Attest:

2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee

By:
Authorized Signatory

Dated:

3

[REVERSE OF NOTE]

PEPSICO, INC.

FLOATING RATE NOTE DUE 2019

This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 21, 2007 (herein called the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee, and the Holders of the Securities, the terms upon which the Securities are, and are to be, authenticated and delivered, and the definition of capitalized terms used herein and not otherwise defined herein. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in different currencies, may mature at different times, may bear interest (if any) at different rates (which rates may be fixed or variable), may be subject to different redemption provisions (if any), may be subject to different sinking, purchase, or analogous funds (if any), may be subject to different covenants and Events of Default, and may otherwise vary as provided in the Indenture. This Note is one of a series of Securities of the Company designated as set forth on the face hereof (herein called the “Notes”), initially limited in aggregate principal amount to $250,000,000.

Interest on the Securities will be payable quarterly in arrears on each Interest Payment Date (whether or not a New York Business Day (as defined below)). If any Interest Payment Date (other than the maturity date or any earlier repayment date) falls on a day that is not a New York Business Day, the payment of interest that would otherwise be payable on such date will be postponed to the next succeeding New York Business Day, except that if such New York Business Day falls in the next succeeding calendar month, the applicable interest payment date will be the immediately preceding New York Business Day. If the maturity date or any earlier repayment date of this Note falls on a day that is not a New York Business Day, the payment of principal, premium, if any, and interest, if any, otherwise payable on such date will be postponed to the next succeeding New York Business Day, and no interest on such payment will accrue from and after the maturity date or earlier repayment date, as applicable.

“New York Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are required or permitted by law, regulation or executive order to be closed in New York City.

The interest rate will be reset quarterly on January 4, April 4, July 4 and October 4 of each year (each an “Interest Reset Date”), commencing January 4, 2017. However, if any Interest Reset Date would otherwise be a day that is not a New York Business Day, such Interest Reset Date will be the next succeeding day that is a New York Business Day, except that if the next succeeding New York Business Day falls in the next succeeding calendar month, the applicable Interest Reset Date will be the immediately preceding New York Business Day.

The initial interest period will be the period from and including October 6, 2016 to but excluding the first Interest Reset Date. The interest rate in effect during the initial interest period will be equal to LIBOR plus 27 basis points, determined two London Business Days (as defined below) prior to October 6, 2016.

“London Business Day” means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

After the initial interest period, the interest periods will be the periods from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date (together with the initial interest period, each an “Interest Period”), except that the final Interest Period will be the period from and including the Interest Reset Date immediately preceding the maturity date to but excluding the maturity date. The interest rate per annum for this Note in any Interest Period will be equal to LIBOR plus 27 basis points, as determined by the Calculation Agent (as defined below). The interest rate in effect for the 15 calendar days prior to any repayment date earlier than the maturity date will be the interest rate in effect on the fifteenth day preceding such earlier repayment date.

The interest rate on this Note will be limited to the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

The Bank of New York Mellon, or its successor appointed by the Company will act as calculation agent (the “Calculation Agent”). The Calculation Agent will determine LIBOR for each Interest Period on the second London Business Day prior to the first day of such Interest Period (an “Interest Determination Date”). Upon the request of any holder of this Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date.

LIBOR, with respect to any Interest Determination Date, will be the offered rate for deposits of U.S. dollars having a maturity of three months that appears on “Reuters Page LIBOR01” at approximately 11:00 a.m., London time, on such Interest Determination Date. If on an Interest Determination Date, such rate does not appear on the “Reuters Page LIBOR01” as of 11:00 a.m., London time, or if “Reuters Page LIBOR01” is not available on such date, the Calculation Agent will obtain such rate from Bloomberg L.P. page “BBAM.”

If no offered rate appears on “Reuters Page LIBOR01” or Bloomberg L.P. page “BBAM” on an Interest Determination Date, LIBOR will be determined for such Interest Determination Date on the basis of the rates at approximately 11:00 a.m., London time, on such Interest Determination Date at which deposits in U.S. dollars are offered to prime banks in the London inter-bank market by four major banks in such market selected by the Company, for a term of three months commencing on the applicable Interest Reset Date and in a principal amount equal to an amount that in the judgment of the Calculation Agent is representative for a single transaction in U.S. dollars in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR for such Interest Period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in New York City on such Interest Determination Date by three major banks in New York City, selected by the Company, for loans in U.S. dollars to leading European banks, for a term of three months commencing on the applicable Interest Reset Date and in a principal amount equal to an amount that in the judgment of the Calculation Agent is representative for a single transaction in U.S. dollars in such market at such time; provided, however, that if the banks so selected are not quoting as mentioned above, the then-existing LIBOR rate will remain in effect for such Interest Period, or, if none, the interest rate will be the initial interest rate.

All percentages resulting from any calculation of any interest rate for the Securities will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 5.876545% (or .05876545) would be rounded to 5.87655% (or .0587655)), and all U.S. dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward. Each calculation of the interest rate on the Securities by the Calculation Agent will (in the absence of manifest error) be final and binding on the Holders of the Securities and the Company.

Accrued interest on the Securities will be calculated by multiplying the principal amount of the Securities by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day by 360. For these calculations, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date or, if none, the initial interest rate.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal amount hereof may be declared due and payable or may be otherwise accelerated in the manner and with the effect provided in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any Place of Payment duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations as requested by the Holder surrendering the same.

No service charge shall be made for any such registration or transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the presentment of this Note for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                           attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Dated:

NOTICE:                                            The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.